THIS FIRST SUPPLEMENTAL WARRANT INDENTURE IS MADE AS OF THE 25th DAY OF AUGUST, 2021

BETWEEN:	KWESST MICRO SYSTEMS INC., a corporation constituted under the laws of the Province of British Columbia (the "Company")

OF THE FIRST PART

AND:	TSX TRUST COMPANY, a trust company incorporated under the laws of Canada and authorized to carry on business in the Province of Ontario (the "Warrant Agent")

OF THE SECOND PART

WHEREAS a warrant indenture dated April 29, 2021 (the "Warrant Indenture") was entered into among the Company and the Warrant Agent in respect of the issuance of a maximum of 3,766,781 common share purchase warrants of the Company (the "Warrants");

WHEREAS the Company and the Warrant Agent wish to amend certain provisions of the Warrant Indenture by entering into this First Supplemental Warrant Indenture;

WHEREAS Section 7.1 of the Warrant Indenture provides that the Company, if properly authorized by its directors, and the Warrant Agent, may execute and deliver indentures or instruments supplemental to the Warrant Indenture, which thereafter shall form part of the Warrant Indenture;

WHEREAS pursuant to directors' resolutions dated August 25, 2021, the directors approved the proposed amendment and duly authorized the execution and delivery of this First Supplemental Indenture and all things necessary to make this First Supplemental Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done;

WHEREAS the amendment described hereinbelow does not impair any of the rights of the Warrantholders as a group or the Warrant Agent; and

WHEREAS the foregoing recitals are made as a statement of fact by the Corporation and not by the Warrant Agent.

NOW THEREFORE, in consideration of mutual covenants and undertakings contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto have agreed as follows:

1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Warrant Indenture;

2. Section 2.2(3)(b) of the Warrant Indenture is hereby deleted in its entirety and replaced by the following:

"in the case of an Acceleration Event, no later than the date which is ten (10) Trading Days following the tenth (10th) consecutive Trading Day of such Acceleration Event (or if the Acceleration Event continues for greater than 10 consecutive Trading Days, no later than ten (10) Trading Days following the last Trading Day upon which the closing price was equal to or greater than $3.00 during such Acceleration Event), the Company may deliver to the Warrant Agent and each Warrantholder a notice advising that the Company has exercised its option pursuant to the Acceleration Right and notifying them of the accelerated Expiry Date of the Warrants (the "Acceleration Notice"). The Acceleration Notice shall be deemed to be validly given if delivered, or sent by registered letter, postage prepaid, to the Subscriber at the address on the register maintained by the Warrant Agent, and the Acceleration Notice shall be deemed to have been received and given on the third Business Day following the date of transmission; and

3. This agreement and the interpretation and enforcement thereof shall be governed by and in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein.

4. This First Supplemental Warrant Indenture and the amendment contemplated herein are subject to the Company obtaining the required approval from the TSXV.

5. This First Supplemental Indenture is supplemental to the Warrant Indenture and the Warrant Indenture will henceforth be read in conjunction with this First Supplemental Indenture and all the provisions of the Warrant Indenture, except only insofar as the same may be inconsistent with the express provisions hereof, will apply and have the same effect as if all the provisions of the Warrant Indenture and of this First Supplemental Indenture were contained in one instrument and the expressions used herein will have the same meaning as is ascribed to the corresponding expressions in the Warrant Indenture.

6. On and after the date hereof, each reference to the Warrant Indenture, as amended by this First Supplemental Indenture, "this indenture", "herein", "hereby", and similar references, and each reference to the Warrant Indenture in any other agreement, certificate, document or instrument relating thereto, will mean and refer to the Warrant Indenture as amended hereby. Except as specifically amended by this First Supplemental Indenture, all other terms and conditions of the Warrant Indenture will remain in full force and unchanged.

7. This First Supplemental Warrant Indenture may be executed by facsimile or electronic transmission and in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have executed this amendment to the Warrant Indenture as of the date first written above.

KWESST MICRO SYSTEMS INC. By:(Signed) Steve Archambault

Authorized Signing Officer

Countersigned this 25th day of August

TSX TRUST COMPANY By: (Signed) Bolanle Oyelade

Authorized Signing Officer

By: (Signed) Beatriz Fedozzi

Authorized Signing Officer